                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                 LUMINANT WORLDWIDE CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

Michael H. Jordan                                             Luminant Worldwide Corporation
Chairman of the Board of Directors                            13737 Noel Road, Suite 1400
                                                              Dallas, Texas 75240

                                     [LOGO]

                                October 31, 2000

Dear Stockholder:

    On behalf of the Board of Directors and employees of Luminant Worldwide Corporation, I cordially invite you to attend a Special Meeting of Luminant Worldwide Corporation's stockholders to be held on Monday, November 20, 2000 at 1:00 p.m. Eastern Time at 285 Madison Avenue, New York, New York.

    Enclosed with this letter is a Notice of the Special Meeting, a Proxy Statement, a proxy card and a return envelope. Both the Notice of Special Meeting and the Proxy Statement provide details of the business that we will conduct at the Special Meeting and other information about Luminant Worldwide Corporation.

    Whether or not you plan to attend the Special Meeting, please sign, date and promptly return the proxy card in the enclosed prepaid return envelope. Your shares will be voted at the Special Meeting in accordance with your proxy instructions. Of course, if you attend the Special Meeting you may vote in person. If you plan to attend the meeting, please mark the appropriate box on the enclosed proxy card.

                                          Sincerely,

                                          /s/ Michael H. Jordan

                                          Michael H. Jordan
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

                         LUMINANT WORLDWIDE CORPORATION
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                             Date: Monday, November 20, 2000
                             Place: 285 Madison Ave.
                             New York, New York

October 31, 2000

Dear Stockholders:

    At the Special Meeting, we will ask you to:

    - Consider and vote upon a proposal to amend Luminant's 1999 Long-Term Incentive Plan to increase the number of shares issuable under that plan to an amount equal to 45% of the common stock of Luminant issued and outstanding at any given time; and

    - Transact any other business that is properly presented at the Special Meeting.

    You will be able to vote your shares at the Special Meeting if you were a stockholder of record at the close of business on October 20, 2000.

                                          By Order of the Board of Directors:

                                          Thomas G. Bevivino
                                          SECRETARY

                             YOUR VOTE IS IMPORTANT

Please indicate your vote on the enclosed proxy card and return it in the enclosed envelope as soon as possible, even if you plan to attend the meeting. If you attend the meeting, you will be able to revoke your proxy and vote in person. If you have any questions about voting your shares, please contact:

      Thomas G. Bevivino, 13737 Noel Rd., Suite 1400, Dallas, Texas 75240,
                        telephone number (972) 581-6256

                         LUMINANT WORLDWIDE CORPORATION
                          13737 NOEL ROAD, SUITE #1400
                              DALLAS, TEXAS 75240

                                                                October 31, 2000

                      PROXY STATEMENT FOR SPECIAL MEETING

    This Proxy Statement provides information that you should read before you vote on the proposals that will be presented to you at the special meeting (the "Special Meeting") of the stockholders of Luminant Worldwide Corporation to be held on Monday, November 20, 2000 at 1:00 p.m. Eastern Time at 285 Madison Avenue, New York, New York. Unless the context requires otherwise, all references in this Proxy Statement to the "Company," "Luminant," "us," "we" and "our" refer to Luminant Worldwide Corporation and its subsidiaries. Except as otherwise indicated, all share and per-share data has been adjusted to reflect a 16,653-for-one stock split we completed on September 14, 1999.

    This Proxy Statement provides detailed information about the Special Meeting, the proposals you will be asked to vote on at the Special Meeting, and other relevant information.

    On or about October 31, 2000, we began mailing information to people who, according to our records, owned shares of our common stock at the close of business on October 20, 2000.

                               TABLE OF CONTENTS

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING............    1

PROPOSALS TO BE PRESENTED AT THE SPECIAL MEETING............    2

STOCK OWNERSHIP.............................................    5

EXECUTIVE COMPENSATION AND RELATED MATTERS..................    8

OTHER INFORMATION...........................................   16

APPENDIX A: FORM OF 1999 LONG TERM INCENTIVE PLAN...........  A-1

                INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

THE SPECIAL MEETING

    The Special Meeting will be held on Monday, November 20, 2000 at 1:00 p.m. Eastern Standard Time at 285 Madison Avenue, New York, New York. On or about October 31, 2000 we began mailing this Proxy Statement to people who, according to our records, owned shares of our common stock at the close of business on October 20, 2000.

THIS PROXY SOLICITATION

    We are sending you this Proxy Statement because our Board of Directors is seeking a proxy to vote your shares at the Special Meeting. This Proxy Statement is intended to assist you in deciding how to vote your shares.

    Luminant is paying the cost of requesting these proxies, estimated at approximately $7,000 in the aggregate. Our directors, officers and employees may request proxies in person or by telephone, mail, telecopy or letter. Such persons will receive no additional compensation for such services, but we will reimburse them for their reasonable out-of-pocket expenses. We will also provide copies of proxy materials to fiduciaries, custodians, nominees and brokerage houses for forwarding to beneficial owners of our common stock, and we will reimburse them as well for their reasonable out-of-pocket expenses.

RECORD DATE AND QUORUM

    The record date for the Special Meeting was October 20, 2000. If you held shares of our common stock as of the record date, you may attend and vote at the Special Meeting. On the record date, 27,168,480 shares of our common stock were issued and outstanding. Each share of our common stock is entitled to one vote at the Special Meeting, except that 875,248 shares of our common stock held by Young & Rubicam, Inc. are designated "non-voting common stock" and are not entitled to vote at the Special Meeting.

    A "quorum" must be present at the Special Meeting to transact business. A quorum will be present if a majority of the outstanding shares of the Company's common stock entitled to vote generally in the election of directors are represented at the Special Meeting either in person by the holders of the shares or by proxy. If a quorum is not present, a vote cannot occur.

    If you indicate on a proxy or ballot that you abstain from voting or that your shares are not to be voted on a particular proposal, your shares will not be counted as having been voted on that proposal, but those shares will be counted as in attendance at the Special Meeting for purposes of determining a quorum. Broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will also be counted as shares that are represented at the Special Meeting for quorum purposes. If you hold your shares with a broker and you do not tell your broker how to vote, your broker does not have the authority to vote on the proposal scheduled to be presented at the Special Meeting.

VOTING YOUR SHARES

    You have one vote for each share of Luminant common stock (excluding non-voting common stock) that you owned of record at the close of business on October 20, 2000. The number of shares you own (and may vote at the Special Meeting) is listed on the enclosed proxy card. You may not cumulate your votes in voting for directors.

    You may vote your shares at the Special Meeting either in person or by proxy. To vote in person, you must attend the Special Meeting and obtain and submit a ballot. Ballots for voting in person will be available at the Special Meeting. To vote by proxy, you must complete and return the enclosed proxy card. By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares at the Special Meeting in accordance with the instructions you give on the proxy card.

    If you decide to vote by proxy, your proxy card will be valid only if you sign, date and return it before the Special Meeting. If you complete the proxy card except for the voting instructions, then your shares will be voted FOR the proposed amendment to the 1999 Long-Term Incentive Plan.

REVOKING YOUR PROXY

    If you decide to change your vote, you may revoke your proxy at any time before it is voted. You may revoke your proxy in any one of three ways:

    - You may notify the Secretary of Luminant in writing that you wish to revoke your proxy.

    - You may submit a proxy dated later than your original proxy.

    - You may attend the Special Meeting and vote. Merely attending the Special Meeting will not by itself revoke a proxy; you must obtain a ballot and vote your shares to revoke the proxy.

VOTE REQUIRED FOR APPROVAL

PROPOSAL 1: AMENDMENT OF THE 1999 LONG-TERM       Approval of the proposed amendment to the
INCENTIVE PLAN                                    1999 Long-Term Incentive Plan requires the
                                                  affirmative vote of a majority of the votes
                                                  cast at the Special Meeting. If you abstain
                                                  from voting, it has the same effect as if
                                                  you voted against this proposal.

                PROPOSALS TO BE PRESENTED AT THE SPECIAL MEETING

    We will present the following proposal at the Special Meeting. We do not expect anyone to present any other proposals. If anyone validly presents any other proposal, we will use your proxy to vote on those proposals as we believe appropriate.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING PROPOSAL.

               ITEM 1: AMENDMENT TO 1999 LONG-TERM INCENTIVE PLAN

    We have adopted and our stockholders have previously approved a long-term incentive plan to promote our long-term growth and profitability, improve stockholder value, and attract, retain, and reward highly motivated and qualified employees and directors. We are submitting the plan to you now to increase the number of shares available because of the importance we place on equity-based compensation in recruitment. (Our recently adopted broad based option plan covering 5% of the shares has not proven sufficient.) Our Board of Directors has approved a proposal to amend the long term incentive plan to increase the number of shares issuable under the plan. Attached as Appendix A to this proxy is the plan as approved under the authority of the Board.

    Under the long-term incentive plan, as revised, we can grant options and can grant stock as bonuses or in lieu of deferred compensation, for 45% of the shares of common stock issued and outstanding. We can grant options to employees in the form of incentive stock options for up to 12,200,000 shares, but may choose not to do so. Any options we grant that are not incentive stock options will be nonqualified stock options. The compensation committee of our Board administers the long-term incentive plan unless the Board specifies another committee of the Board or chooses to act itself as administrator.

    All of our employees, directors, and certain service providers are eligible to receive options under the long-term incentive plan. For tax reasons, the long-term incentive plan limits the number of shares covered by options that an individual can receive in a calendar year to 50% of the original pool, or approximately 3.6 million shares (although we have no expectation of granting that amount). The administrator determines the prices, exercise schedules, expiration dates, method of payment (including through promissory notes, under the revised plan), and other material conditions under which optionees may exercise their options. Except with respect to replacement options, which we grant to replace options at companies we acquire, the exercise price of these options may not be less than the fair market value of the common stock on the date of grant.

    The long-term incentive plan also provides for formula option grants for 9,000 shares to each person serving or who has agreed to serve as a non-employee director and for 6,000 shares annually thereafter at each annual meeting of our stockholders at which the director is re-elected or remains a director. A director who receives formula options can generally exercise them beginning six months after receipt, as to one-sixth of the shares and as to an additional one-sixth every following six months.

    All options will become exercisable if we have a change of control, except as option agreements provide otherwise or as necessary to allow pooling of interest accounting. In general, we will have a change of control if:

    - anyone acquires or holds more than 50% of our voting securities, excluding holdings by our benefit plans and some other related parties;

    - we complete a merger or consolidation, unless, in general, our pre-merger shareholders own at least 50% of the voting securities of the merged companies;

    - our Board changes in specified ways in connection with proxy contents or as a result of adding new directors who are not approved by existing directors; or

    - if we complete a liquidation or dissolution or sell or otherwise dispose of all or substantially all of our assets.

    In addition, unless we provide otherwise, or as necessary to allow pooling of interest accounting, the long-term incentive plan and all options will terminate in defined circumstances if:

    - we are not the surviving company in a merger, consolidation, or reorganization;

    - we complete a liquidation or dissolution or sell substantially all our assets; or

    - our board approves and we complete a transaction that results in a person or entity's owning all of our stock, unless the person or entity is related to us in specified ways.

However, before the long-term incentive plan would terminate for one of those reasons, we would either agree that our successor would assume the options and/or the long-term incentive plan, allow optionees to exercise the options if these options were in-the-money, or cancel the options by paying the amount, if any, by which the value determined with respect to that transaction exceeds the exercise price of the options.

    The long-term incentive plan limits the time during which an optionee can exercise an option to no more than 10 years. In addition, an optionee who leaves employment will generally have no more than 90 days to exercise the previously exercisable portions of an option, reduced to no days after employment in terminations for cause, and additional rules apply to death and disability. The compensation committee may, however, override the plan's rules, other than the 10 year limit. We cannot grant additional options under the long-term incentive plan after the tenth anniversary of its adoption.

TAX CONSEQUENCES

    NONQUALIFIED STOCK OPTIONS. An optionee will not be taxed when he receives a non-qualified stock option ("NQSO"). When he exercises an NQSO, he will generally owe taxes on ordinary income on the difference between the value of the shares he receives and the price he pays, with the "spread" treated like additional salary for an employee. He may then owe taxes again if and when he sells the shares. That tax would be on the difference between the price he received for the share and his "basis," which is the sum of the price he originally paid plus the value of the shares on which he originally paid income taxes.

Depending upon how long he held the shares before selling, he may be eligible for favorable tax rates for certain kinds of capital gains. In addition, Luminant will receive an income tax deduction for any amounts of "ordinary income" to him.

    INCENTIVE STOCK OPTIONS. An optionee will not be taxed when he receives an incentive stock option ("ISO") and will not be taxed when he exercises the ISO, unless he is subject to the alternative minimum tax ("AMT"). If he holds the shares purchased upon exercise of the ISO ("ISO Shares") for more than one year after the date he exercised the option and for more than two years after the option grant date, he generally will realize long-term capital gain or loss (rather than ordinary income or loss) when he sells or otherwise disposes of the ISO Shares. This gain or loss will equal the difference between the amount realized upon such disposition and the amount paid for the ISO Shares. If the optionee sells the ISO Shares in a "disqualifying disposition" (that is, within one year from the date he exercises the ISO or within two years from the date of the ISO grant), he generally will recognize ordinary compensation income equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the price he paid or (2) the amount he realized on the sale. For a gift or another disqualifying disposition where a loss, if sustained, would not usually be recognized, he will recognize ordinary income equal to the fair market value of the shares on the date of exercise minus the price he paid. Any amount realized on a disqualifying disposition that exceeds the amount treated as ordinary compensation income (or any loss realized) will be a long-term or a short-term capital gain (or loss), depending, under current law, on whether he held the shares for at least 12 months. Luminant can generally take a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income he recognizes but cannot deduct the amount of the capital gains.

    ALTERNATIVE MINIMUM TAX. The difference between the exercise price and the fair market value of the ISO Shares on the date of exercise is an adjustment to income for purposes of the AMT. The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is a certain percentage of an individual taxpayer's alternative minimum taxable income that is lower than the regular tax rates but covers more income. Taxpayers determine their alternative minimum taxable income by adjusting regular taxable income for certain items, increasing that income by certain tax preference items, and reducing this amount by the applicable exemption amount. If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced when he sells by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

    STOCK GRANTS. When a participant receives a stock grant under the plan, the participant will have ordinary income and the Company will generally be eligible to take a corresponding tax deduction.

    POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. Code Section 162(m) denies a deduction to any publicly held corporation for compensation it pays to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. The tax rules disregard certain kinds of compensation, including qualified "performance-based compensation," for purposes of the deduction limitation. Compensation attributable to share options will qualify as performance-based compensation, provided that: (1) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period; (2) the stockholders approve that per-employee limitation; (3) the option is granted by a compensation committee with voting members comprised solely of "outside directors"; and (4) either the exercise price of the option is at least equal to the fair market value of the shares on the date of grant, or the option is granted (or exercisable) only upon the achievement (as certified by the compensation committee) of an objective performance goal established by the compensation committee while the outcome is substantially uncertain. Luminant intends and expects the option grants to be exempt from Section 162(m) as performance-based.

    This is a summary of the general principles of current federal income tax law that apply to the purchase of shares under the amended plan. While we believe that the description accurately summarizes existing provisions of the Internal Revenue Code of 1986, as amended, and its legislative history and regulations, and the applicable administrative and judicial interpretations, these statements are only summaries, and the rules in question are quite detailed and complicated. Moreover, legislative, administrative, regulatory or judicial changes or interpretations may occur that would modify such statements. Individual financial situations may vary, and state and local tax consequences may be significant. Therefore, no one should act based on this description without consulting his own tax advisors concerning the tax consequences of purchasing shares under the Plan and the disposing of those shares. In addition, different rules may apply if the optionee is subject to foreign tax laws or pays the exercise price using shares he already owns.

NEW PLAN BENEFITS

    We have no definitive plans nor have we entered into any agreements to issue shares of our common stock that would be covered by this proposed amendment to our long term incentive plan.

                                STOCK OWNERSHIP

    The table below shows the number and percentage of outstanding shares of our common stock which, to our knowledge, are beneficially owned as of October 15, 2000 by:

    - all persons known by us to own beneficially more than 5% of Luminant's common stock;

    - each director, and each named executive officer who is currently an executive officer; and

    - all directors and executive officers as a group.

                                                          NUMBER OF SHARES
                                                          OF BENEFICIALLY    PERCENT OF COMMON
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                       OWNED(2)         STOCK(%)(2)(3)
---------------------------------------                   ----------------   ------------------
Young & Rubicam.........................................    7,385,393(4)            25.5%
James R. Corey GRAT dated July 9, 1999..................    1,492,283(5)             5.5%
Randolph L. Austin......................................        6,366(6)                *
Thomas G. Bevivino......................................       25,216(7)                *
James R. Corey..........................................    2,797,330(8)            9.99%
Michael J. Dolan........................................       10,666(9)                *
Michael H. Jordan.......................................      102,681(10)               *
Guillermo G. Marmol.....................................    1,409,132(11)            5.0%
Donald S. Perkins.......................................       25,942(12)               *
Richard M. Scruggs......................................      830,096(13)            3.1%
George P. Stamas........................................       12,999(14)               *
Michael R. Alsup........................................    1,417,402(15)            5.2%
All directors and executive officers as a group (12
  persons)..............................................   15,050,785               48.8%

------------------------

    An asterisk (*) indicates ownership of less than one percent (1%) of the outstanding common stock.

(1) Unless otherwise indicated, the address for our executive officers, directors and 5% or greater stockholders is c/o Luminant Worldwide Corporation, 13737 Noel Road, Suite 1400, Dallas, Texas 75240-7367.

(2) We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. In determining the number of shares beneficially owned by a person and the percentage ownership of that person, we include shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days after October 15, 2000. We do not consider these shares outstanding in computing the percentage ownership of any other person, however. To our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as otherwise indicated below.

(3) The percentage of beneficial ownership for each stockholder is based on 27,168,480 shares of common stock outstanding as of October 15, 2000.

(4) Such information as to beneficial ownership is derived from a Report on
    Schedule 13G filed by Young & Rubicam, Inc. on February 14, 2000. Includes 875,248 shares of non-voting common stock and 1,800,000 shares of common stock subject to a currently exercisable option. Also includes 558,032 shares issued in March 2000 as contingent consideration under the terms of the acquisition agreement by which we acquired from Young & Rubicam, Inc. certain assets of Brand Dialogue-New York, a division of Young &
    Rubicam, Inc. The number of shares issued as contingent consideration was based on the financial performance of Brand Dialogue-New York from July 1, 1999 through December 31, 1999. These shares have been delivered to an escrow agent pending agreement between us and Young & Rubicam, Inc. regarding the amount of contingent consideration payable under the terms of the acquisition agreement. The actual number of shares issued to Young & Rubicam, Inc. as contingent consideration in respect of the performance of Brand Dialogue-New York during the aforementioned period may increase or decrease depending on the agreement reached. Young & Rubicam, Inc. maintains its principal business address at 285 Madison Avenue, New York, New York 10017.

(5) Such information as to beneficial ownership is derived from a Report on
    Schedule 13D/A filed on October 11, 2000. The James R. Corey GRAT dated
    July 9, 1999 (the "GRAT") may be entitled to additional contingent consideration under the terms of the acquisition agreement by which we acquired Potomac Partners Management Consultants LLC in September 1999. The number of shares of common stock that could be issued as payment of additional contingent consideration are not now determinable and no assumptions regarding those issuances have been included in the table above.

(6) Includes 4,666 shares underlying options as to which Mr. Austin has the right to acquire beneficial ownership within 60 days after October 15, 2000. Also includes 500 shares owned by I-Hatch LLC. Mr. Austin is a managing principal and has one-third ownership of I-Hatch LLC, and therefore may be deemed to be a beneficial owner of the shares held by I-Hatch LLC.

(7) Includes 23,416 shares underlying options as to which Mr. Bevivino has the right to acquire beneficial ownership within 60 days after October 15, 2000. Also includes 800 shares owned by Vincente V. Bevivino, Mr. Bevivino's son. Mr. Bevivino may be deemed a beneficial owner of the shares owned by his son.

(8) Such information as to beneficial ownership is derived from a Report on
    Schedule 13D/A filed on October 11, 2000. Includes 1,492,283 shares of common stock held by the Corey GRAT, which Mr. Corey may be deemed to beneficially own by virtue of his position as trustee of the GRAT.
    Mr. Corey may be entitled to additional contingent consideration under the terms of the acquisition agreement by which we acquired Potomac Partners Management Consultants LLC, of which Mr. Corey was a member, in September 1999. The number of shares of common stock that could be issued as payment of additional contingent consideration are not now determinable and no assumptions regarding those issuances have been included in the table above. Includes 2,000 shares underlying options as to which Mr. Corey has the right to acquire beneficial ownership within 60 days after October 15, 2000.

    On September 21, 2000, Mr. Corey acquired from the Company debentures immediately convertible into 800,000 shares of Company common stock and warrants immediately exercisable for 183,150 shares of Company common stock. Among other terms applicable to these securities, Mr. Corey cannot exercise or convert these debentures or warrants to the extent
    Mr. Corey and his affiliates would, as a result of the exercise or conversion, own more than 9.999% of the then-outstanding shares of our common stock. Mr. Corey may waive this restriction, but only upon not less than 61 days prior notice to us. As a result, the number of shares of common stock shown in the table above as beneficially owned by Mr. Corey only includes the number of shares of common stock underlying these convertible debentures and warrants that would not cause his beneficial ownership of our common stock to exceed 9.999% of the total number of shares of our common stock outstanding on October 15, 2000. As such, the number of shares of our common stock shown in the table above as beneficially owned excludes 177,531 shares underlying convertible debentures and warrants that Mr. Corey has the right to acquire subject to the 9.999% restriction.

(9) Includes 4,666 shares underlying options as to which Mr. Dolan has the right to acquire beneficial ownership within 60 days after October 15, 2000. Does not include any shares beneficially owned by Young & Rubicam, Inc., of which Mr. Dolan is Vice Chairman, Chief Financial Officer and a director.

(10) Includes 45,000 shares underlying options as to which Mr. Jordan has the right to acquire beneficial ownership within 60 days after October 15, 2000. Does not include any shares beneficially owned by Young & Rubicam, Inc., of which Mr. Jordan is a director.

(11) Includes 898,836 shares underlying options as to which Mr. Marmol has the right to acquire beneficial ownership within 60 days after October 15, 2000. We anticipate entering into a severance agreement with Mr. Marmol that will provide that all of Mr. Marmol's 1,422,094 options to purchase shares of our common stock will vest immediately. As a result, this severance agreement would result in an additional 523,258 shares underlying options being beneficially owned by Mr. Marmol.

(12) Includes 6,166 shares underlying options as to which Mr. Perkins has the right to acquire beneficial ownership within 60 days after October 15, 2000. Mr. Perkins may be entitled to additional contingent consideration under the terms of the acquisition agreement by which we acquired Potomac Partners Management Consultants LLC, of which Mr. Perkins was a member, in September 1999. The number of shares of common stock that could be issued as payment of additional contingent consideration are not now determinable and no assumptions regarding those issuances have been included in the table above.

(13) Includes 26,887 shares underlying options as to which Mr. Scruggs has the right to acquire beneficial ownership within 60 days after October 15, 2000. Includes 639,109 shares held jointly with Cynthia K. Scruggs and 1,100 shares held by the daughters of Mr. Scruggs. Also includes 150,000 shares held by RSCS Holdings LTD. Mr. Scruggs is the sole member of RS Resources LLC, which is a general partner of RSCS Holdings LTD, and therefore
    Mr. Scruggs may be deemed a beneficial owner of the shares held by RSCS Holdings LTD.

(14) Includes 12,999 shares as to which Mr. Stamas has the right to acquire beneficial ownership within 60 days after October 15, 2000.

(15) Based on information set forth in a Report on Schedule 13G filed on October 20, 2000. Includes 122,910 shares held by the 1996 Alsup Issue Trusts, which Mr. Alsup has the option to acquire. Includes 981 shares underlying options as to which Mr. Alsup has the right to acquire beneficial ownership within 60 days after October 15, 2000.

                   EXECUTIVE COMPENSATION AND RELATED MATTERS

    The following is a report of the Compensation Committee describing the compensation policies and rationales it used to determine the compensation paid to our executive officers for the year ended December 31, 1999. In
September 2000, Luminant's Chief Executive Officer, Guillermo G. Marmol, resigned his position with Luminant and the Board of Directors appointed James
R. Corey to serve as Chief Executive Officer.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of Luminant's Board of Directors consists solely of five non-employee directors, of whom one is a non-voting member. The Compensation Committee is responsible for determining all compensation paid or awarded to Luminant's key executive officers for periods after Luminant became a public company. However, substantially all of the compensation Luminant paid to executive officers for 1999 was established under employment agreements Luminant negotiated and executed before becoming a public company. Therefore, the following sections on Philosophy, Base Salary, Cash Bonus and Stock Options describe the framework, which have guided or will guide the Compensation Committee regarding decisions not covered by employment agreements.

    PHILOSOPHY. The Compensation Committee's goal is to recruit and retain an executive team of superior talent. To do so, the Committee attempts to offer competitive and fair compensation that rewards executives for exceptional performance and holds them accountable for Luminant's performance. Particular objective factors that the Committee believes are important in assessing performance include growth in the number of customers for Luminant's services, growth in revenue, earnings before interest expense, taxes, depreciation, and amortization, and earnings per share. More subjective factors the Committee believes are important in evaluating performance include success in integrating newly acquired companies and hiring and retention of key employees.

    In establishing appropriate levels for base salary, the Compensation Committee will consider the market for senior executives of public companies in businesses comparable to Luminant's, based on their own business experience. The Committee will also consider the particular officer's overall contributions to Luminant over the past year and since its inception. Annual performance bonuses are based on the Compensation Committee's evaluation of the executive's performance in achieving several specified annual goals. Option grants are designed to reward an executive officer for his overall contribution to Luminant and to serve as an incentive to achieve Luminant's goal of increasing shareholder value.

    Executive officers' compensation consists primarily of three components:
(i) base salary, (ii) cash bonus, and (iii) stock options.

    BASE SALARY. The Committee will establish base salaries after considering a variety of factors that determine an executive's value to Luminant, including the individual's knowledge, experience, and accomplishments and the level of responsibility assumed. The Committee also will set base salaries at levels it considers necessary to retain key employees.

    CASH BONUS. The Committee determined Mr. Marmol's cash bonus for the fiscal year ended December 31, 1999. Cash bonuses are based on the Committee's overall qualitative evaluation of the performance and accomplishments of each executive officer for the year.

    STOCK OPTIONS. The Committee believes achievement of Luminant's goals may be fostered by a stock option program that is tailored to employees who significantly enhance Luminant's value. Accordingly, during the fiscal year ended December 31, 1999, the Committee or the Board granted employees options to purchase 5,462,602 shares of Common Stock. Named executive officers received options with respect to 1,545,072 shares of Common Stock.

    CHIEF EXECUTIVE OFFICER'S COMPENSATION. Mr. Guillermo Marmol is one of Luminant's largest stockholders. His financial well-being is therefore directly tied to Luminant's performance as reflected in the price per share of Common Stock. For his services as Luminant's Chief Executive Officer, Mr. Marmol received an amount of compensation for 1999 determined in accordance with his pre-public employment agreement. The Committee awarded Mr. Marmol a bonus of $125,000 for the fiscal year ended December 31, 1999. In doing so, it considered the successful completion of Luminant's initial public offering, the integration of the acquired businesses, and the continuing progress in developing new opportunities for Luminant and in recruiting and market development.

    COMPENSATION DEDUCTION LIMIT. The Securities and Exchange Commission requires that this report comment on Luminant's policy with respect to a special rule under the tax laws, section 162(m) of the Internal Revenue Code. That section limits, with exceptions described below, the compensation that a corporation can deduct for payments to a chief executive officer and the four other most highly compensated executive officers to $1 million per officer per year. A company can deduct compensation (including from exercising options) in excess of $1 million if it pays the compensation under a plan that its shareholders approve and that is performance-related. Option exercises are typically deductible under such a plan if granted with exercise prices at or above the market price when granted or if grandfathered because granted before the public offering. The Committee's policy with respect to the compensation deduction limit is to make every reasonable effort to ensure that compensation likely to be received by a senior executive is deductible under section 162(m), while at the same time giving Company executives incentives to stay with and enhance Luminant's value. The Committee believes, however, that compensation exceeding the $1 million deduction limit should not be ruled out where such compensation is justified based on the executive's value to Luminant and its shareholders. The Committee believes that no executive compensation expenses paid in 1999 will be non-deductible under section 162(m).

    This Report should not be considered incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of this proxy statement, unless the report is specifically incorporated by reference.

                                          Randolph L. Austin

                                          Michael J. Dolan

                                          Michael H. Jordan

                                          Donald S. Perkins

                                          George P. Stamas

EXECUTIVE COMPENSATION

    We were founded in August 1998, did not conduct any operations in 1998 and, accordingly, did not pay any compensation to our executive officers for the year ended December 31, 1998. The following table summarizes the compensation paid to or earned by our Chief Executive Officer, all other executive officers who were serving as executive officers as of December 31, 1999 and whose salary and bonus for services rendered in all capacities to Luminant for the fiscal year ended December 31, 1999 exceeded $100,000, and two additional individuals who served as executive officers during the fiscal year ended December 31, 1999 and whose salary and bonus for services rendered in all capacities to Luminant for the fiscal year ended December 31, 1999 exceeded $100,000. We will use the term "named executive officers" to refer to these people elsewhere in this proxy statement.

                           SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION (1)               LONG-TERM COMPENSATION
                                -------------------------------------------   ---------------------------
                                                                                        AWARDS
                                                                              ---------------------------
                                                                    OTHER                    SECURITIES
                                                                    ANNUAL    RESTRICTED     UNDERLYING
       NAME & PRINCIPAL                                            COMPEN-      STOCK      OPTIONS / SARS
           POSITION               YEAR      SALARY       BONUS      SATION     AWARD(S)         (#)
       ----------------         --------   --------     --------   --------   ----------   --------------
James R. Corey
CHIEF EXECUTIVE OFFICER,
PRESIDENT & CHIEF OPERATING
OFFICER.......................    1999       76,313(3)    34,375          (2)        --             --

Richard M. Scruggs
VICE CHAIRMAN & EXECUTIVE VICE
PRESIDENT.....................    1999       61,016(4)    26,000          (2)        --         50,934(4)

Thomas G. Bevivino
CHIEF FINANCIAL OFFICER &
SECRETARY.....................    1999       57,788(5)   101,063    80,000(5)        --         60,000

Guillermo G. Marmol(6)
FORMER CHIEF EXECUTIVE
OFFICER.......................    1999     $112,692     $125,000          (2)        --      1,195,115

Joseph W. Autem(7)............    1999      140,280           --          (2)        --         13,889

Derek R. Reisfield(8).........    1999      307,850           --          (2)        --        239,023

                                  LONG-TERM COMPENSATION
                                --------------------------
                                         PAYOUTS
                                --------------------------

                                  LONG-TERM      ALL OTHER
       NAME & PRINCIPAL         INCENTIVE PLAN    COMPEN-
           POSITION              PAYOUTS ($)      SATION
       ----------------         --------------   ---------
James R. Corey
CHIEF EXECUTIVE OFFICER,
PRESIDENT & CHIEF OPERATING
OFFICER.......................           --           --
Richard M. Scruggs
VICE CHAIRMAN & EXECUTIVE VICE
PRESIDENT.....................                       372(4)
Thomas G. Bevivino
CHIEF FINANCIAL OFFICER &
SECRETARY.....................           --           --
Guillermo G. Marmol(6)
FORMER CHIEF EXECUTIVE
OFFICER.......................           --           --
Joseph W. Autem(7)............           --       69,444(7)
Derek R. Reisfield(8).........           --           --

------------------------------

(1) Amounts shown reflect compensation earned in the period presented, although payments earned in prior periods may have been paid in the period presented and compensation earned in the period presented may have been paid in a subsequent period.

(2) The amount does not equal or exceed the lesser of $50,000 or 10% of compensation.

(3) Prior to September 1999, Mr. Corey was a Managing Director and owner of Potomac Partners Management Consulting LLC. Upon our acquisition of Potomac Partners Management Consulting in September 1999, Mr. Corey was appointed our President and Chief Operating Officer at an effective annual salary of $275,000. Mr. Corey was also appointed our Chief Executive Officer in September 2000.

(4) Prior to September 1999, Mr. Scruggs was President, Chief Executive Officer, Chairman of the Board and an owner of Align Solutions Corp. Upon our acquisition of Align Solutions Corp. in September 1999, Mr. Scruggs was appointed Vice Chairman and Executive Vice President at an effective annual salary of $250,000. The number of securities under the heading "Securities Underlying Options/SARS" represents the number of Luminant shares underlying options issued to Mr. Scruggs to replace options he held in Align Solutions Corp. at the time of acquisition by Luminant. The amount set forth in the column titled "All Other Compensation" represents premiums paid by Luminant for life insurance policies held by Mr. Scruggs.

(5) Mr. Bevivino performed financial advisory and consulting services for us from March 1999 until June 1999, when he was appointed our Vice President of Finance. Mr. Bevivino served as our Vice President of Finance from
    June 1999 until December 1999, when he was appointed our Chief Financial Officer and Secretary. The amounts set forth for Mr. Bevivino in the columns titled "Salary" and "Bonus" reflect all amounts paid to Mr. Bevivino for his services to Luminant as a Vice President of Finance, Chief Financial Officer and Secretary during 1999. The amount set forth for Mr. Bevivino in the column titled "Other Annual Compensation" reflects amounts paid to Mr. Bevivino as a result of financial advisory and consulting services provided to Luminant by ARC Group LLC, a firm in which Mr. Bevivino holds a 50% ownership interest.

(6) Mr. Marmol served as Chief Executive Officer from August 1998 until September 2000.

(7) Mr. Autem served as our Chief Financial Officer from January 1999 until
    July 1999 and has entered into an agreement to continue providing consulting services to us. The amount set forth for Mr. Autem under the column "All Other Annual Compensation" includes consulting fees paid to Mr. Autem following his resignation as Chief Financial Officer in accordance with the terms of a severance agreement we entered into with Mr. Autem in connection with his resignation.

(8) Mr. Reisfield served as a Vice Chairman and Executive Vice President from October 1999 until March 31, 2000.

EMPLOYMENT AGREEMENTS

    Mr. Marmol served as our Chief Executive Officer and director until his resignation from both capacities in September 2000. Mr. Marmol was party to an employment agreement with us during his tenure as our Chief Executive Officer. Consistent with his employment agreement, Mr. Marmol will receive an amount equal to his salary through December 31, 2000 and bonuses of equal amounts for 2000 and 2001. His outstanding options (exercisable at the initial public offering price) became fully exercisable and will remain exercisable until October 2003. Mr. Marmol is subject to covenants intended to bar his competition through December 2001 and solicitation of clients or employees through December 2002.

    As of September 16, 1999, we entered into an employment agreement with James
R. Corey, our Chief Executive Officer, President and Chief Operating Officer, for the period through September 16, 2002. Mr. Corey receives an annual salary of $275,000 plus a bonus of up to the same amount. Mr. Corey receives the same benefits as our other employees and will be eligible to receive options under Luminant's long-term incentive plan. Upon a change of control of Luminant, all of Mr. Corey's options will become immediately exercisable. We may terminate
Mr. Corey's agreement for cause or upon death or disability. Cause includes a material breach of Mr. Corey's obligations or Mr. Corey's gross negligence, conviction for, or plea of no contest to, a charge of commission of a felony, a breach by Mr. Corey of his non-compete or confidentiality agreement, or if Mr. Corey interfered with our relationship with any client, supplier or other person. Mr. Corey may terminate his employment with us with or without good reason. Good reason means if we materially violate the employment agreement or if we relocate his primary office by more than 35 miles from Herndon, Virginia. If Mr. Corey resigns or we terminate his employment with or without cause or because of death or disability, we will pay Mr. Corey any unpaid portion of his salary pro-rated through the date of actual termination, reimburse business expenses, pay accrued vacation and pay health insurance premiums for that period. In addition, if we terminate Mr. Corey's employment without cause or he resigns for good reason, Mr. Corey will receive a severance payment equal to his base salary for a period of 18 months following the termination, the pro rata share of the bonus for the year of his termination, continuation of his benefits and acceleration of the next sixth of his options. Mr. Corey will be subject to covenants intended to bar his competition and solicitation of clients or employees during his employment and for one year after his employment ends for any reason.

    As of September 16, 1999, we entered into an employment agreement with Richard M. Scruggs, our Vice Chairman and Executive Vice President, for the period through September 16, 2002. Mr. Scruggs receives an annual salary of $250,000 plus a bonus of up to the same amount. Mr. Scruggs receives the same benefits as our other employees and will be eligible to receive options under Luminant's long-term incentive plan. Upon a change of control of Luminant, all of Mr. Scruggs's options will become immediately exercisable. We may terminate Mr. Scruggs's agreement for cause or upon death or disability. Cause includes a material breach of Mr. Scruggs's obligations or Mr. Scruggs's gross negligence, conviction for, or plea of no contest to, a charge of commission of a felony, a breach by Mr. Scruggs of his non-compete or confidentiality agreement, or if Mr. Scruggs interfered with our relationship with any client, supplier or other person. Mr. Scruggs may terminate his employment with us with or without good reason. Good reason means if we materially violate the employment agreement or if we relocate his primary office by more than 35 miles from Harris County, Texas. If Mr. Scruggs resigns or we terminate his employment with or without cause or because of death or disability, we will pay Mr. Scruggs any unpaid portion of his salary pro-rated through the date of actual termination, reimburse business expenses, pay accrued vacation and pay health insurance premiums for that period. In addition, if we terminate Mr. Scruggs's employment without cause or he resigns for good reason, Mr. Scruggs will receive a severance payment equal to his base salary for a period of 18 months following the termination, the pro rata share of the bonus for the year of his termination, continuation of his benefits and acceleration of the next sixth of his options. Mr. Scruggs is subject to covenants intended to bar his competition and solicitation of clients or employees during his employment and for one year after his employment ends for any reason.

    As of June 28, 1999, we entered into an employment agreement with Thomas G. Bevivino, our Chief Financial Officer and Secretary, for the period through June 28, 2002. Mr. Bevivino receives an annual salary of $150,000 plus a bonus of up to the same amount. Under the agreement, in connection with our initial public offering we granted Mr. Bevivino options to acquire 60,000 shares of common stock under our long-term incentive plan, exercisable at the initial public offering price of $18.00 per share. The options will become exercisable in sixths every sixth months after the date we granted them and will remain exercisable for up to 10 years after the date of the grant. We may terminate
Mr. Bevivino's agreement with or without cause or upon death or disability. Cause includes a material breach of Mr. Bevivino's obligations or Mr. Bevivino's gross negligence, conviction for, or plea of no contest to, a charge of commission of a felony, a breach by Mr. Bevivino of his non-compete or confidentiality agreement, or if Mr. Bevivino interfered with our relationship with any client, supplier or other person. Mr. Bevivino may terminate his employment with us with or without good reason. Good reason means if we materially violate the employment agreement. If Mr. Bevivino resigns or we terminate his employment with or without cause or because of death or disability, we will pay Mr. Bevivino any unpaid portion of his salary pro-rated through the date of actual termination, reimburse business expenses, pay accrued vacation and pay health insurance premiums for that period. In addition, if we terminate Mr. Bevivino's employment without cause or he resigns for good reason, Mr. Bevivino will receive a severance payment equal to his base salary for a period of 18 months following the termination and the pro rata share of the bonus for the year of his termination, continuation of his benefits and acceleration of the next sixth of his options. Mr. Bevivino is subject to covenants intended to bar his competition and solicitation of clients or employees during his employment and for one year after his employment ends for any reason.

    Mr. Reisfield was also party to an employment agreement with us during his tenure as one of our executive officers. The employment agreement terminated when he left his employment with us.

SEVERANCE AGREEMENT

    Joseph Autem resigned as our Chief Financial Officer effective as of July 23, 1999. In connection with Mr. Autem's resignation, we entered into a severance agreement with him effective July 23, 1999. Under the severance agreement. Mr. Autem is serving as a financial consultant to Luminant for a period of six years. He is being compensated at the rate of $13,888.89 per month and will receive an acquisition fee if we acquire any company Mr. Autem refers to us as an acquisition candidate after July 23, 1999. Upon the closing of our initial public offering, we granted Mr. Autem immediately exercisable and fully vested options to purchase 13,889 shares of our common stock at an exercise price of $0.01 per share. Mr. Autem exercised these options in December 1999. We paid $56,249.75 as reimbursement of Mr. Autem's fees and expenses incurred in furtherance of our business, and an additional $25,000 in deferred consulting fees.

DIRECTOR COMPENSATION

    Directors who are also our employees do not receive additional compensation for serving as directors. Upon joining the Board of Directors, non-employee directors receive an option to purchase 9,000 shares of common stock under our long-term incentive plan at an exercise price equal to the market value per share of common stock on the date of grant. In addition, under our long-term incentive plan, each non-employee director receives an annual option to purchase 6,000 shares at each annual meeting of our stockholders at which the director is re-elected or remains a director. Each of these options will have an exercise price equal to the market value per share of common stock on the date of grant. A director who receives formula options can generally exercise them beginning six months after receipt, as to one-sixth of the shares and as to an additional one-sixth every following six months. Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees of the Board of Directors, in their capacity as directors.

    Directors may also receive additional, discretionary option grants. In September 1999, Mr. Jordan was also granted options to purchase 120,000 shares of common stock in consideration for services rendered and exercisable at a price equal to the initial public offering price per share. In September 1999, Mr. Stamas was also granted options to purchase 25,000 shares of common stock in consideration for services rendered and exercisable at a price equal to the initial public offering price per share. One-sixth of these additional options granted to Messrs. Jordan and Stamas become exercisable every six months over 36 months from the date of grant. Mr. Dolan, who is Vice Chairman, Chief Financial Officer and a director of Young & Rubicam, has agreed to serve on our Board of Directors at the request of Young & Rubicam. Mr. Dolan has assigned to Young & Rubicam the net proceeds received by him in connection with any exercise of options we grant to him for serving on our Board of Directors and sale by him of the underlying shares.

OPTION GRANTS

    The following table provides information on options granted to the named executive officers during 1999:

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                               NUMBER OF     % OF TOTAL
                              SECURITIES    OPTIONS/SARS
                              UNDERLYING     GRANTED TO                   MARKET
                               OPTIONS/     EMPLOYEES IN   EXERCISE OR   PRICE ON                 GRANT DATE
                                 SARS       FISCAL YEAR    BASE PRICE    DATE OF    EXPIRATION   PRESENT VALUE
            NAME              GRANTED (#)       (1)         ($/SHARE)     GRANT        DATE          $ (2)
            ----              -----------   ------------   -----------   --------   ----------   -------------
James R. Corey..............          --           --            --           --           --              --
Richard M. Scruggs..........      17,910(3)       .33%       $  .25       $18.00      6/30/07     $   319,136
                                  22,540(4)       .41%       $ 1.52       $18.00      4/30/08     $   382,622
                                  10,484(5)       .19%       $ 2.86       $18.00      2/28/09     $   169,989
Thomas G. Bevivino(6).......      60,000         1.10%       $18.00       $18.00      9/15/09     $   683,645
Guillermo G. Marmol(7)......   1,195,115        21.97%       $18.00       $18.00      9/15/09     $13,617,234
Joseph W. Autem(8)..........      13,889          .25%       $  .01       $18.00      9/15/09     $   249,901
Derek R. Reisfield(9).......     239,023          4.4%       $18.00       $18.00      9/15/09     $ 2,723,447

------------------------

(1) The percentages in the table above are based on options to purchase 5,462,602 shares of common stock granted under our stock option plan in the year ended December 31, 1999 to our employees.

(2) In the table above, the value of options granted is based on a Black-Scholes pricing model with a volatility of 70%, a risk-free rate of return of 6.43%, a dividend yield of 0%, and exercise of options five years from date of grant. The actual value, if any, that an executive officer may realize will depend on the excess of the market price over the exercise price on the date the option is exercised so there is no assurance that the value realized by an executive officer will be at or near the value estimated by the Black-Scholes model, which is based on assumptions as to the variables of stock price to volatility, future dividend yield and interest rate. For an estimate of the impact of all stock option grants on Luminant's financial results using the Black-Scholes valuation method, see Note 10 in the Notes to Consolidated Financial Statements in the Luminant's Annual Report on
    Form 10-K for the fiscal year ended December 31, 1999.

(3) 40% of the options granted to Mr. Scruggs vested on July 1, 1999, and the remaining began vesting at the rate of one-thirty sixth per month each month thereafter. The options will remain exercisable for up to 10 years after the date of the grant.

(4) 40% of the options granted to Mr. Scruggs vested on January 1, 2000, and the remaining began vesting at the rate of one-thirty sixth per month each month thereafter. The options will remain exercisable for up to 10 years after the date of the grant.

(5) 40% of the options granted to Mr. Scruggs vest on February 28, 2001, with the remaining 60% vesting at the rate of one-thirty sixth per month each month thereafter. The options will remain exercisable for up to 10 years after the date of the grant.

(6) Of the options granted to Mr. Bevivino on September 15, 1999 one-sixth become exercisable every six months after the date of grant and remain exercisable for up to 10 years after the date of grant.

(7) Of the options for 1,195,115 shares granted to Mr. Marmol on September 15, 1999, 25% were exercisable immediately. The remainder became fully exercisable in October 2000. These exercisable options remain exercisable for up to thirty-six months after the end of his employment.

(8) Mr. Autem was granted options for 13,889 shares on September 15, 1999. These options were immediately exercisable and fully vested. Mr. Autem exercised these options in December 1999.

(9) Mr. Reisfield was granted options for 239,023 shares on September 15, 1999. The options were immediately exercisable and will remain exercisable for up to 10 years after the date of grant, or until we terminate all options under the long-term incentive plan if earlier than 10 years after the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END STOCK
  OPTION VALUES

    The following table sets forth for each of the named executive officers certain information concerning options exercised during the fiscal year ended December 31, 1999 and the number of shares subject to both exercisable and unexercisable stock options as of that date. The table also shows values for "in-the-money" options as of December 31, 1999. These values represent the positive spread between the respective exercise prices of outstanding options and the fair market value of Luminant common stock as of December 31, 1999.

                                                   NUMBER OF SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                                                             UNEXERCISED                   IN-THE-MONEY
                            SHARES                         OPTIONS/SARS AT                OPTIONS/SARS AT
                           ACQUIRED      VALUE            DECEMBER 31, 1999              DECEMBER 31, 1999
                          ON EXERCISE   REALIZED      EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
          NAME                (#)         ($)                  (#) (1)                        ($)(2)
          ----            -----------   --------   -------------------------------   -------------------------
James R. Corey..........         --           --                        --                                --
Richard M. Scruggs......         --           --             19,695/31,239               $878,277/$1,370,398
Thomas G. Bevivino......         --           --                  0/60,000                     $0/$1,650,000
Guillermo G. Marmol.....         --           --           298,779/896,336            $8,216,423/$24,649,240
Joseph W. Autem.........     13,889     $534,588(3)                      --                               --
Derek R. Reisfield......         --           --                 239,023/0                     $6,573,133/$0

------------------------

(1) Includes both "in-the-money" and "out-of-the-money" options. "In-the-money" options are options with exercise prices below the market price of Luminant's common stock on December 31, 1999.

(2) Includes only "in-the-money" options as of December 31, 1999. Based on the closing price of Luminant's common stock on December 31, 1999 ($45.50) minus the exercise price.

(3) Based on the fair market value of Luminant's common stock as represented by the closing price on the exercise date, minus the exercise price and multiplied by the number of shares acquired. The closing price of Luminant's common stock on December 9, 1999, the exercise date, was $38.50 per share.

LIMITATION OF LIABILITY; INDEMNIFICATION OF OFFICERS AND DIRECTORS

    As the Delaware General Corporation Law permits, we have included in our certificate of incorporation a provision to eliminate the personal liability of our directors for or with respect to any acts or omissions in the performance the director's duties as a director. In addition, our charter and bylaws provide that we must indemnify our officers and directors to the full extent permitted by the Delaware General Corporation Law subject to specific exceptions, including circumstances in which indemnification would be discretionary under applicable law. We are also required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified. At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officers, employees or agents in which we would be required or permitted to indemnify them. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the year ended December 31, 1999, the Compensation Committee of the Board of Directors consisted of Messrs. Austin, Dolan, Jordan, Perkins and Stamas. None of these members of the Compensation Committee has ever been an officer or employee of Luminant. No interlocking relationship exists or has existed between any of these members of the Compensation Committee or any other member of our Board of Directors and any members of the board of directors or compensation committee of any other company.

    Michael H. Jordan, our Chairman and a director and member of the Compensation Committee, acquired a membership interest in Commonwealth Principals II, LLC, a Virginia-based merchant banking firm, in December 1998 for a purchase price of $400,000. Commonwealth founded, and provided the initial capitalization for, Luminant. In connection with our organization in August 1998, we issued 1,665,273 shares of common stock to Commonwealth in exchange for consulting, financial advisory and capital raising services provided by members of Commonwealth, and Commonwealth's commitment to advance necessary funds, in connection with our initial public offering and the related acquisitions of the eight companies. In September 1999 Commonwealth distributed all of its shares of Luminant common stock to its members and Mr. Jordan received 109,361 shares.

    Luminant retained the law firm of Wilmer, Cutler & Pickering, Washington, D.C., in connection with its initial public offering and acquisition of the eight companies and has continued to retain Wilmer, Cutler & Pickering as its outside legal counsel. George P. Stamas, a director of Luminant and a non-voting member of the Compensation Committee, was a partner with Wilmer, Cutler & Pickering until January 2000. Since January 2000, Mr. Stamas has served as a Vice Chair of Deutsche Banc Alex. Brown, an investment bank which served as lead underwriter in Luminant's initial public offering.

                               OTHER INFORMATION

STOCK PERFORMANCE

    The following graph compares total stockholder return on our common stock with the cumulative total return of the Nasdaq Market Index and the cumulative return of the peer group described in footnote (1) below for the period from September 16, 1999, the date that Luminant's common stock began trading on the Nasdaq National Market following our initial public offering, through December 31, 1999, the end of our most recent fiscal year. The graph plots the growth in value of an initial $100 investment over the indicated time period, assuming the reinvestment of dividends.

         COMPARISON OF CUMULATIVE TOTAL RETURN AMONG LUMINANT WORLDWIDE
             CORPORATION, NASDAQ MARKET INDEX AND PEER GROUP INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          LUMINANT WORLDWIDE CORPORATION  PEER GROUP INDEX  NASDAQ MARKET INDEX
9/16/99                              100               100                  100
9/30/99                           116.59            104.11                  100
10/31/99                          148.34            148.09               107.74
11/30/99                          121.33            162.22               120.49
12/31/99                          172.51            224.26               147.32

------------------------

(1) The peer group is composed of the following companies that we compete with on a worldwide basis in the internet professional services industry:
    Appnet, Inc., Braun Consulting, Inc., iXL Enterprises, Inc.,
    Proxicom, Inc., Razorfish, Inc., Sapient Corp., Scient Corp., U.S. Interactive, Inc., Viant Corp., and MarchFirst, Inc.

PROPOSALS FOR THE 2001 ANNUAL MEETING

    If you want to include a proposal in the proxy statement for Luminant's 2001 Annual Meeting, please send the proposal to us at 13737 Noel Road, Suite 1400, Dallas, Texas 75240, Attention: Thomas G. Bevivino, Secretary. Proposals must be received on or before December 19, 2000 to be included in next year's proxy statement. Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as well as the requirements of our certificate of incorporation and bylaws. Under Rule 14a-4 as promulgated under the Securities Exchange Act of 1934, we will be able to use proxies given to us for the 2001 Special Meeting to vote for or against any stockholder proposal submitted other than pursuant to Rule 14a-8 at our discretion unless the proposal is submitted to us on or before 90 days before next year's annual meeting.

OTHER MATTERS

    Although our management is not aware of any other matters that may come before the Special Meeting, if any such matters should be presented, the persons named in the accompanying proxy card intend to vote such proxy in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Michael H. Jordan
                                          Michael H. Jordan
                                          Chairman of the Board

October 31, 2000

                                                                      APPENDIX A

                                      FORM OF
                         LUMINANT WORLDWIDE CORPORATION
                         1999 LONG-TERM INCENTIVE PLAN
                        AMENDED AS OF             , 2000

PURPOSE                Luminant Worldwide Corporation, a Delaware corporation
                       (the "COMPANY"), wishes to recruit, reward, and retain employees and outside directors. To further these objectives, the Company hereby sets forth the Luminant
                       Worldwide Corporation 1999 Long-Term Incentive Plan
                       (the "PLAN"), effective as of September 15, 1999 (the
                       "EFFECTIVE DATE"), to provide options ("OPTIONS") to employees and outside directors of the Company and its Related Companies to purchase shares of the Company's common stock (the "COMMON STOCK").

PARTICIPANTS           All employees of the Company and of any Eligible
                       Affiliates are eligible for Options under this Plan.
                       Eligible individuals become "OPTIONEES" when the
                       Administrator grants them an option under this Plan.
                       The Administrator may also grant options to directors,
                       consultants and certain other service providers. The
                       term OPTIONEE also includes, where appropriate, a
                       person authorized to exercise an Option in place of
                       the original recipient. A director serving on behalf
                       of an investor may, in advance of a grant, request
                       that the Company grant the option directly to the
                       investor, provided that the resulting grant may not
                       qualify for exemption from registration under
                       Rule 701 or for registration on Form S-8.

                       EMPLOYEE means any person employed as a common law employee of the Company or a Related Company. Other service providers must be natural persons to participate.

ADMINISTRATOR          The ADMINISTRATOR is the Board of Directors of the
                       Company (the "BOARD"), unless the Board specifies a
                       committee of the Board (which could be a committee of
                       one). The Administrator will be the Compensation
                       Committee of the Board, unless the Board either
                       specifies another committee or acts under the Plan as
                       though it were the Compensation Committee.

                       The Administrator is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan.

                       Subject to the express provisions of the Plan, the Administrator may exercise such powers and authority of the Board as the Administrator may find necessary or appropriate to carry out its functions. The
                       Administrator may delegate its functions (other than those described in the GRANTING OF OPTIONS section) to officers or other employees of the Company.

                       The Administrator's powers will include, but not be limited to, the power to amend, waive, or extend any provision or limitation of any Option. The
                       Administrator may act through meetings of a majority of its members or by unanimous consent.

                       The Administrator may also make a direct grant of Common Stock (with any or no restrictions) as a bonus or to grant such stock or other awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements, including the Company's
                       Senior Bonus Plan or any deferred compensation plans.

GRANTING OF OPTIONS    Subject to the terms of the Plan, the Administrator
                       will, in its sole discretion, determine

                       the persons who receive Options,
                               the terms of such Options,
                               the schedule for exercisability (including any requirements that the optionee or the Company satisfy performance criteria), the time and conditions for expiration of the Options, and the form of payment due upon exercise.

                       The Administrator's determinations under the Plan need not be uniform and need not consider whether possible recipients are similarly situated.

                       Options granted to employees may be "incentive stock options" ("ISOS") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "CODE"), or the corresponding provision of any subsequently enacted tax statute, or nonqualified stock options ("NQSOS"), and the Administrator will specify which form of option it is granting. (If the Administrator fails to specify the form, it will be an ISO to the extent the tax laws permit.) Any options granted to outside directors, including Formula Options, or other persons who are not employees, must be nonqualified stock options.

    SUBSTITUTIONS      The Administrator may also grant Options in
                       substitution for options or other equity interests
                       held by individuals who become employees of the
                       Company or of a Related Company as a result of the
                       Company's or Related Company's acquiring or merging
                       with the individual's employer or acquiring its
                       assets. In addition, the Administrator may provide for
                       the Plan's assumption of options granted outside the
                       Plan to persons who would have been eligible under the
                       terms of the Plan to receive a grant, including both
                       persons who provided services to any acquired company
                       or business and persons who provided services to the
                       Company or any Related Company. If necessary to
                       conform the Options to the interests for which they
                       are substitutes, the Administrator may grant
                       substitute Options under terms and conditions
                       (including Exercise Price) that vary from those the
                       Plan otherwise requires.

DIRECTOR FORMULA       Each director who is not an employee of the Company
OPTIONS                will receive a formula stock option ("FORMULA OPTION")
                       as of effective date of the registration of the
                       Company's initial public offering (the "IPO EFFECTIVE
                       DATE") with respect to 9,000 shares of Common Stock,
                       as will each non- employee director later appointed or
                       elected to the Board (with the grant made as of the
                       date of his first election or appointment). Each such
                       non-employee director serving on the Board at each
                       annual meeting of the Company's stockholders
                       (beginning with the meeting at least six months after
                       the Effective Date and excluding directors who leave
                       the Board on the day of the annual meeting) will
                       receive a Formula Option as of that meeting with
                       respect to 6,000 shares of Common Stock. The Exercise
                       Price for Formula Options will be the Fair Market
                       Value on the Date of Grant. The Board or the
                       Administrator may also make discretionary Option
                       grants to outside directors.

    EXERCISE SCHEDULE  Unless the Administrator specifies otherwise, each
                       Formula Option will become exercisable as to one-sixth every six months over the three years following the Date of Grant, irrespective of whether the director remains on the Board at such date. A Formula Option will become exercisable in its entirety upon the director's death, disability, or attainment of age 70.

DATE OF GRANT          The DATE OF GRANT will be the date as of which this
                       Plan (for Formula Options) or the Administrator grants
                       an Option to a participant, as specified in the Plan
                       or in the Administrator's minutes or other written
                       evidence of action.

EXERCISE PRICE         The EXERCISE PRICE is the value of the consideration
                       that an optionee must provide in exchange for one
                       share of Common Stock. The Administrator will
                       determine the Exercise Price under each Option and may
                       set the Exercise Price without regard to the Exercise
                       Price of any other Options granted at the same or any
                       other time. The Company may use the consideration it
                       receives from the optionee for general corporate
                       purposes.

                       The Exercise Price per share for NQSOs may not be less than 100% of the Fair Market Value of a share on the Date of Grant for grants made after the IPO Effective
                       Date. For ISOs, the Exercise Price per share must be at least 100% of the Fair Market Value (on the Date of Grant) of a share of Common Stock covered by the Option; PROVIDED, HOWEVER, that if the Administrator decides to grant an ISO to someone covered by Code
                       Sections 422(b)(6) and 424(d) (as a
                       more-than-10%-stock-owner), the Exercise Price must be at least 110% of the Fair Market Value.

    FAIR MARKET VALUE  Fair Market Value of a share of Common Stock for purposes of the Plan will be determined as follows:

                       if the Company has no publicly-traded stock, the Administrator will determine the Fair Market Value for purposes of the Plan using any measure of value it determines in good faith to be appropriate;
                           if the Common Stock trades on a national securities exchange, the closing sale price on that date;

                           if the Common Stock does not trade on any such exchange, the closing sale price as reported by the National Association of Securities
                           Dealers, Inc. Automated Quotation System
                           ("NASDAQ") for such date;
                           if no such closing sale price information is available, the average of the closing bid and asked prices that Nasdaq reports for such date; or if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date.

                       For any date that is not a trading day, the Fair
                       Market Value of a share of Common Stock for such date will be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day. The Administrator can substitute a particular time of day or other measure of "closing sale price" or "bid and asked prices" if appropriate because of changes in exchange or market procedures.

                       The Fair Market Value will be treated as equal to the price established in an IPO for any Options granted as of the IPO if they are granted on or before the date on which the IPO's underwriters price the IPO or granted on the following day before trading opens in the Common Stock.

                       The Administrator has sole discretion to determine the Fair Market Value for purposes of this Plan, and all Options are conditioned on the optionees' agreement that the Administrator's determination is conclusive and binding even though others might make a different and also reasonable determination.

EXERCISABILITY         The Administrator will determine the times and
                       conditions for exercise of each Option.

                       Options will become exercisable at such times and in such manner as the Administrator determines and the Option Agreement indicates; PROVIDED, HOWEVER, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which the optionee may exercise any portion of an Option.

                       If the Administrator does not specify otherwise, Options will become exercisable as to one sixth of the covered shares six months following the Date of Grant and one sixth after each following six months, so long as the optionee remains employed or continues his relationship as a service provider, and will expire as of the tenth anniversary of the Date of Grant (unless they expire earlier under the Plan or the Option
                       Agreement). The Administrator has the sole discretion to determine that a change in service-providing relationship eliminates any further service credit on the exercise schedule.

                       No portion of an Option that is unexercisable at an optionee's termination of service-providing relationship (for any reason) will thereafter become exercisable (and the optionee will immediately forfeit any unexercisable portions at his termination of service-providing relationship), unless the Option
                       Agreement provides otherwise, either initially or by amendment.

    CHANGE OF CONTROL  Upon a Change of Control (as defined below), all
                       Options will BECOME fully exercisable, unless the optionee's Option Agreement provides otherwise. A
                       CHANGE OF CONTROL for this purpose means the occurrence of any one or more of the following events after the Company's IPO:

                       (i) sale of all or substantially all of the assets of the Company to one or more individuals, entities, or groups (other than an "Excluded Owner" as defined below);
                           (ii) complete or substantially complete
                           dissolution or liquidation of the Company;
                           (iii) a person, entity, or group (other than an Excluded Owner) acquires or attains ownership of more than 50% of the undiluted total voting power of the Company's then-outstanding securities eligible to vote to elect members of the Board
                           ("COMPANY VOTING SECURITIES");
                           (iv) completion of a merger or consolidation of the Company with or into any other entity (other than an Excluded Owner) UNLESS the holders of the Company Voting Securities outstanding immediately before such completion, together with any trustee or other fiduciary holding securities under a Company benefit plan, retain control because they hold securities that represent immediately after such merger or consolidation at least 50% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its ultimate parent;
                           (v) the individuals who constitute the Board immediately before a proxy contest cease to constitute at least a majority of the Board
                           (excluding any Board seat that is vacant or otherwise unoccupied) immediately following the proxy contest; or
                           (vi) during any two year period, the individuals who constitute the Board at the beginning of the period (the "INCUMBENT DIRECTORS") cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied), provided that any individuals that a majority of Incumbent Directors approve for service on the Board are treated as Incumbent Directors.

                       An "EXCLUDED OWNER" consists of the Company, any Related Company, any Company benefit plan, or any underwriter temporarily holding securities for an offering of such securities.

                       Even if other tests are met, a Change of Control has not occurred under any circumstance in which the Company files for bankruptcy protection or is reorganized following a bankruptcy filing. In addition, the acceleration will not occur if it would prevent use of "pooling of interest" accounting for a reorganization, merger, or consolidation of the Company that the Board approves.

                       The Administrator may allow conditional exercises in advance of the completion of a Change of Control that are then rescinded if no Change of Control occurs.

    SUBSTANTIAL        Upon a Change of Control that is also a SUBSTANTIAL
    CORPORATE CHANGE   CORPORATE CHANGE, the Options will become exercisable
                       (unless the Change of Control section provides
                       otherwise) and the Plan and any unexercised Options
                       will TERMINATE (after the occurrence of one of the
                       alternatives set forth in the next full paragraph)
                       unless either (i) such termination would prevent use
                       of "pooling of interest" accounting for a
                       reorganization, merger, or consolidation of the
                       Company that the Board approves, (ii) an agreement
                       with an optionee provides otherwise or
                       (iii) provision is made in writing in connection with
                       such transaction for the assumption or continuation of
                       outstanding Options, or the substitution for such
                       options or grants of any options or grants covering
                       the stock or securities of a successor employer
                       entity, or a parent or subsidiary of such successor,
                       with appropriate adjustments as to the number and kind
                       of shares of stock and prices, in which event the
                       Options will continue in the manner and under the
                       terms so provided.

                       If an Option would otherwise terminate under the preceding sentence and the Administrator considers that the Fair Market Value of the Common Stock as a result of the Substantial Corporate Change exceeds or is likely to exceed the Exercise Price, the Administrator will either provide that optionees will have the right, at such time before the completion of the transaction causing such termination as the Board or the Administrator reasonably designates, to exercise any unexercised portions of the Option, including those portions that the Change of Control will make exercisable or cause the Company, or agree to allow the successor, to cancel each Option after payment to the optionee of an amount in cash, cash equivalents, or successor equity interests substantially equal to the Fair Market Value under the transaction minus the Exercise Price for the shares covered by the Option (and, where the Board or Administrator determines it is appropriate, any required tax withholdings).

                       The Administrator may allow conditional exercises in advance of the completion of a Substantial Corporate
                       Change that are then rescinded if no Substantial
                       Corporate Change occurs.

                       The Board or other Administrator may take any actions described in the SUBSTANTIAL CORPORATE CHANGE section, without any requirement to seek optionee consent.

                       A "SUBSTANTIAL CORPORATE CHANGE" means any of the
                       following events:
                       a sale as described in clause (i) under Change of
                       Control,
                           a dissolution or liquidation as described in
                           clause (ii),
                           an ownership change as described in clause (iii),
                           but with the percentage ownership increased to
                           100%

                           merger, consolidation, or reorganization of the Company with or into one or more corporations or other entities in which the Company is not the surviving entity, other than a transaction intended primarily to change the Company's state of incorporation or that satisfies clause (iv) under Change of Control, or any other transaction
                           (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity (other than an Excluded Owner) owning 100% of Company Voting
                           Securities.

LIMITATION ON ISOS     An Option granted to an employee as an ISO will be an
                       ISO only to the extent that the aggregate Fair Market
                       Value (determined at the Date of Grant) of the stock
                       with respect to which ISOs are exercisable for the
                       first time by the optionee during any calendar year
                       (under the Plan and all other plans of the Company and
                       its subsidiary corporations, within the meaning of
                       Code Section 422(d)), does not exceed $100,000. This
                       limitation applies to Options in the order in which
                       such Options were granted. If, by design or operation,
                       the Option exceeds this limit, the excess will be
                       treated as an NQSO.

METHOD OF EXERCISE     To exercise any exercisable portion of an Option, the
                       optionee must:

                       Deliver notice of exercise to the Secretary of the Company (or to whomever the Administrator designates), in a form complying with any rules the
                           Administrator may issue, signed or otherwise authenticated by the optionee, and specifying the number of shares of Common Stock underlying the portion of the Option the optionee is exercising;
                           Pay the full Exercise Price by cash or a cashier's or certified check for the shares of Common Stock with respect to which the Option is being exercised, unless the Administrator consents to another form of payment (which could include loans from the Company or the use of Common Stock); and Deliver to the Administrator such representations and documents as the Administrator, in its sole discretion, may consider necessary or advisable.

                       After an IPO, payment in full of the Exercise Price need not accompany the written notice of exercise if the exercise complies with a previously-approved cashless exercise method, including, for example, that the notice directs that the stock certificates (or other indicia of ownership) for the shares issued upon the exercise be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the option and at the time the stock certificates (or other indicia) are delivered to the broker, the broker will tender to the Company cash or cash equivalents acceptable to the Company and equal to the Exercise Price and any required withholding taxes.

                       If the Administrator agrees to allow an optionee to pay through tendering shares of Common Stock to the Company, the individual can only tender stock he has held for at least six months at the time of surrender.
                       Shares of stock offered as payment will be valued, for purposes of determining the extent to which the optionee has paid the Exercise Price, at their Fair
                       Market Value on the date of exercise. The
                       Administrator may also, in its discretion, accept attestation of ownership of Common Stock and issue a net number of shares upon Option exercise, or, after an IPO, by having a broker tender to the Company cash equal to the exercise price and any withholding taxes.

                       The Administrator may also, at the Date of Grant or such later time as it determines, permit payment of any Exercise Price with a full or partially recourse promissory note containing such terms and conditions as the Administrator considers appropriate. The terms or conditions of the note need not require payment of interest, or may defer all interest payments until the maturity date of the note. The Administrator may forgive the note in its sole discretion, including upon satisfaction of such terms and conditions (which may include continued employment with the Company) as the Administrator considers appropriate.

OPTION EXPIRATION      No one may exercise an Option more than ten years
                       after its Date of Grant (or five years for ISOs
                       granted to 10% owners covered by Code Sections
                       422(b)(6) and 424(d)). An Optionee will immediately
                       forfeit and can never exercise any portion of any
                       Option that is unexercisable at his termination of
                       service-providing relationship (for any reason),
                       unless the Option Agreement provides otherwise, either
                       initially or by amendment. Unless the Option Agreement
                       provides otherwise, either initially or by amendment,
                       no one may exercise otherwise exercisable portions of
                       an Option after the first to occur of:

    EMPLOYMENT         The 90th day after the date of termination of
    TERMINATION        employment (other than for death or Disability), where
                       termination of employment means the time when the
                       employer-employee or other service-providing
                       relationship between the employee and the Company (and
                       all related Companies) ends for any reason. The
                       Administrator may provide that Options terminate
                       immediately upon termination of employment for "cause"
                       under an employee's employment or consultant's
                       services agreement or under another definition
                       specified in the Option Agreement. Unless the Option
                       Agreement or the Administrator provides otherwise,
                       termination of employment does not include instances
                       in which the Company immediately rehires a common law
                       employee as an independent contractor. The
                       Administrator, in its sole discretion, will determine
                       all questions of whether particular terminations or
                       leaves of absence are terminations of employment and
                       may decide to suspend the exercise schedule during a
                       leave rather than to terminate the option. Unless the
                       Option Agreement or the Administrator provides
                       otherwise, terminations of employment include
                       situations in which the optionee's employer ceases to
                       be related to the Company closely enough to be a
                       Related Company for new grants.

    GROSS MISCONDUCT   For the Company's termination of the optionee's
                       employment as a result of the optionee's Gross
                       Misconduct, the time of such termination. For purposes
                       of this Plan, "GROSS MISCONDUCT" means the optionee
                       has

                       committed fraud, misappropriation, embezzlement, or willful misconduct that has resulted or is likely to result in material harm to the Company or a Related Company;
                           committed or been indicted for or convicted of, or pled guilty or no contest to, any misdemeanor
                           (other than for minor infractions or traffic violations) involving fraud, breach of trust, misappropriation, or other similar activity, or otherwise relating to the Company, or any felony;
                           or
                           committed an act of gross negligence or otherwise acted with willful disregard for the Company's or a Related Company's best interests in a manner that has resulted or is likely to result in material harm to the Company or a Related Company.

                       If the optionee has a written employment or other agreement in effect at the time of his termination that specifies "cause" for termination, "Gross
                       Misconduct" for purposes of his termination will refer to "cause" under the employment or other agreement, rather than to the foregoing definition.

DISABILITY             For disability, the earlier of (i) the first
                       anniversary of the optionee's termination of
                       employment for disability and (ii) 60 days after the
                       optionee no longer has a disability, where
                       "DISABILITY" means the inability to engage in any
                       substantial gainful activity because of any medically
                       determinable physical or mental impairment that can be
                       expected to result in death or that has lasted or can
                       be expected to last for a continuous period of not
                       less than 12 months, or, if the Company then maintains
                       long-term disability insurance, the date as of which
                       the individual is eligible for benefits under that
                       insurance; or

DEATH                  The date 12 months after the optionee's death.

                       If exercise is permitted after termination of service-providing relationship, the Option will nevertheless expire as of the date that the former service provider violates any covenant not to compete or other post-employment covenant in effect between the Company or a Related Company and the former employee or other service provider. In addition, an optionee who exercises an Option more than 90 days after termination of employment with the Company and/or Eligible Affiliates will only receive ISO treatment to the extent the law permits, and becoming or remaining an employee of another related company
                       (that is not an Eligible Affiliate) or an independent contractor will not prevent loss of ISO status because of the formal termination of employment.

                       Nothing in this Plan extends the term of an Option beyond the tenth anniversary of its Date of Grant, nor does anything in this OPTION EXPIRATION section make an Option exercisable that has not otherwise become exercisable, unless the Administrator specifies otherwise.

OPTION AGREEMENT       Option Agreements (which could be certificates) will
                       set forth the terms of each Option and will include
                       such terms and conditions, consistent with the Plan,
                       as the Administrator may determine are necessary or
                       advisable. To the extent the agreement is inconsistent
                       with the Plan, the Plan will govern. The Option
                       Agreements may contain special rules.

PUT AND CALL RIGHTS    The Administrator may provide in Option Agreements or
                       other agreements that the Company has the right (or
                       obligation) to purchase outstanding Options, or the
                       shares received from exercising an Option, under
                       certain circumstances, including termination of
                       service-providing relationship for any reason or death
                       and may provide for rights of first refusal. The
                       Administrator may distinguish between unexercisable
                       and exercisable Options.

STOCK SUBJECT TO PLAN  Except as adjusted below under CORPORATE CHANGES,

                       the aggregate number of shares of Common Stock that may be issued under Options may not exceed 45% of the shares of Common Stock issues and outstanding, the maximum number of shares that may be granted under Options for a single individual in a calendar year may not exceed 50% of the preceding number, provided that the individual maximum applies only to Options first made under this Plan and not to Options made in substitution of a prior employer's options or other incentives, except as Code Section 162(m) otherwise requires, and the aggregate number of shares of Common Stock that may be issued under ISOs may not exceed
                           12,200,000, plus the number necessary to provide
                           ISOs in substitution for pre-IPO ISOs.

                       The Common Stock will come from either authorized but unissued shares or from previously issued shares that the Company reacquires, including shares it purchases on the open market or holds as treasury shares. If any Option expires, is canceled, or terminates for any other reason, the shares of Common Stock available under that Option will again be available for the granting of new Options (but will be counted against that calendar year's limit for a given individual).

                       No adjustment will be made for a dividend or other right (except a stock dividend) for which the record date precedes the date of exercise.

                       The optionee will have no rights of a stockholder with respect to the shares of stock subject to an Option except to the extent that the Company has issued certificates for, or otherwise confirmed ownership of, such shares upon the exercise of the Option.

                       The Company will not issue fractional shares pursuant to the exercise of an Option, unless the Administrator determines otherwise, but the Administrator may, in its discretion, direct the Company to make a cash payment in lieu of fractional shares.

PERSON WHO MAY         During the optionee's lifetime and except as provided
EXERCISE               under TRANSFERS, ASSIGNMENTS, AND PLEDGES, only the
                       optionee or his duly appointed guardian or personal
                       representative may exercise the Options. After his
                       death, his personal representative or any other person
                       authorized under a will or under the laws of descent
                       and distribution may exercise any then exercisable
                       portion of an Option. If someone other than the
                       original recipient seeks to exercise any portion of an
                       Option, the Administrator may request such proof as it
                       may consider necessary or appropriate of the person's
                       right to exercise the Option.

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
ADJUSTMENTS UPON       Subject to any required action by the Company (which
CHANGES IN CAPITAL     it agrees to promptly take) or its stockholders, and
STOCK                  subject to the provisions of applicable corporate law,
                       if, after the Date of Grant of an Option,

                       the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security because of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such Common
                           Stock occurs without the Company's receiving consideration (excluding, unless the Administrator determines otherwise, stock repurchases), the Administrator must make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying each Option, so that the proportionate interest of the optionee immediately following such event will, to the extent practicable, be the same as immediately before such event. (This adjustment does not apply to Common Stock that the optionee has already purchased.) Unless the Administrator determines another method would be appropriate, any such adjustment to an Option will not change the total price with respect to shares of Common Stock underlying the unexercised portion of the Option but will include a corresponding proportionate adjustment in the Option's Exercise Price. The
                           Board or other Administrator may take any actions described in the ADJUSTMENTS UPON CHANGES IN
                           CAPITAL STOCK section without any requirement to seek optionee consent.

                       The Administrator will make a commensurate change to the maximum number and kind of shares provided in the STOCK SUBJECT TO PLAN section.

                       All references to numbers of shares of Common Stock in the Plan and in any Option grants made on or before the IPO Effective Date assume the IPO is or will be completed and thus relate to post-IPO numbers of shares.

                       Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any Option or the Exercise Price except as this ADJUSTMENTS section specifically provides. The grant of an Option under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

RELATED COMPANY        Employees of Eligible Affiliates will be entitled to
EMPLOYEES              participate in the Plan, except as otherwise
                       designated by the Board of Directors or the
                       Administrator.

                                      A-11
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
                       "ELIGIBLE AFFILIATE" means each of the Related
                       Companies, except as the Administrator otherwise
                       specifies. For ISO grants, "RELATED COMPANY" means any
                       corporation in an unbroken chain of corporations
                       including the Company if, at the time an Option is
                       granted to a Participant under the Plan, each
                       corporation (other than the last corporation in the
                       unbroken chain) owns stock possessing 50% or more of
                       the total combined voting power of all classes of
                       stock in another corporation in such chain. Related
                       Company also includes a single-member limited
                       liability company included within the chain described
                       in the preceding sentence. The Board or the
                       Administrator may use a different definition of
                       Related Company for NQSOs and may include other forms
                       of entity at the same level of equity relationship (or
                       such other level as the Board or the Administrator
                       specifies).

LEGAL COMPLIANCE       The Company will not issue any shares of Common Stock
                       under an Option until all applicable requirements
                       imposed by Federal and state securities and other
                       laws, rules, and regulations, and by any applicable
                       regulatory agencies or stock exchanges, have been
                       fully met. To that end, the Company may require the
                       optionee to take any reasonable action to comply with
                       such requirements before issuing such shares.
                       including compliance with any Company black-out
                       periods or trading restrictions. No provision in the
                       Plan or action taken under it authorizes any action
                       that Federal or state laws otherwise prohibit.

                       The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 ("SECURITIES ACT") and the Securities Exchange
                       Act of 1934 and all regulations and rules the Securities and Exchange Commission issues under those laws. Notwithstanding anything in the Plan to the contrary, the Administrator must administer the Plan, and Options may be granted and exercised, only in a way that conforms to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and any Options will be treated as amended to the extent necessary to conform to such laws, rules, and regulations.

PURCHASE FOR           Unless a registration statement under the Securities
INVESTMENT AND OTHER   Act covers the shares of Common Stock an optionee
RESTRICTIONS           receives upon exercising his Option, the Administrator
                       may require, at the time of such exercise, that the
                       optionee agree in writing to acquire such shares for
                       investment and not for public resale or distribution,
                       unless and until the shares subject to the Option are
                       registered under the Securities Act. Unless the shares
                       are registered under the Securities Act, the optionee
                       must acknowledge:

                       that the shares purchased on exercise of the Option are not so registered, that the optionee may not sell or otherwise transfer the shares unless such sale or transfer complies with all
                           applicable laws, rules, and regulations, including
                               all applicable Federal and state securities laws, rules, and regulations, and either the shares have been registered under the Securities Act in connection with the sale or transfer thereof, or counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such shares is exempt from registration under the Securities
                               Act.

                       Additionally, the Common Stock, when issued upon the exercise of an Option, will be subject to any other transfer restrictions, rights of first refusal, and rights of repurchase set forth in or incorporated by reference into other applicable documents, including the Option Agreements, or the Company's articles or certificate of incorporation, by-laws, or generally applicable stockholders' agreements.

                       The Administrator may, in its sole discretion, take whatever additional actions it deems appropriate to comply with such restrictions and applicable laws, including placing legends on certificates and issuing stop-transfer orders to transfer agents and registrars.

TAX WITHHOLDING        The optionee must satisfy all applicable Federal,
                       state, and local income and employment tax withholding
                       requirements before the Company will deliver stock
                       certificates or otherwise recognize ownership upon the
                       exercise of an Option. The Company may decide to
                       satisfy the withholding obligations through additional
                       withholding on salary or wages. If the Company does
                       not or cannot withhold from other compensation, the
                       optionee must pay the Company, with a cashier's check
                       or certified check, the full amounts, if any, required
                       for withholding. Payment of withholding obligations is
                       due before the Company will issue any shares on
                       exercise or, if the Administrator so requires, at the
                       same time as is payment of the Exercise Price. If the
                       Administrator so determines, the optionee may instead
                       satisfy the withholding obligations by directing the
                       Company to retain shares from the Option exercise, by
                       tendering previously owned shares, or by attesting to
                       his ownership of shares (with the distribution of net
                       shares), or, after an IPO, by having a broker tender
                       to the Company cash equal to the withholding taxes.
                       Without any requirement to seek an optionee's consent,
                       the Company may require the optionee to use one or
                       more specified brokerage firms to exercise and to hold
                       shares received from Options until the later of two
                       years after exercise or one year after the Date of
                       Grant.

TRANSFERS,             Unless the Administrator otherwise approves in advance
ASSIGNMENTS, AND       in writing for estate planning or other purposes, an
PLEDGES                Option may not be assigned, pledged, or otherwise
                       transferred in any way, whether by operation of law or
                       otherwise or through any legal or equitable
                       proceedings (including bankruptcy), by the optionee to
                       any person, except by will or by operation of
                       applicable laws of descent and distribution. If
                       necessary to comply with Rule 16b-3, the optionee may
                       not transfer or pledge shares of Common Stock acquired
                       upon exercise of an Option until at least six months
                       have elapsed from (but excluding) the Date of Grant,
                       unless the Administrator approves otherwise in advance
                       in writing. The Administrator may, in its discretion,
                       expressly provide that an optionee may transfer his
                       Option, without receiving consideration, to
                       (i) members of his immediate family (children,
                       grandchildren, or spouse), (ii) trusts for the
                       benefit of such family members, or (iii) partnerships
                       whose only partners are such family members.

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
AMENDMENT OR           The Board may amend, suspend, or terminate the Plan at
TERMINATION OF PLAN    any time, without the consent of the optionees or
AND OPTIONS            their beneficiaries; PROVIDED, HOWEVER, that such
                       actions are consistent with this section. Except as
                       required by law or by the Substantial Corporate
                       Changes section, the Administrator may not, without
                       the optionee's or beneficiary's consent, modify the
                       terms and conditions of an Option so as to materially
                       adversely affect the optionee. No amendment,
                       suspension, or termination of the Plan will, without
                       the optionee's or beneficiary's consent, terminate or
                       materially adversely affect any right or obligations
                       under any outstanding Options, except as provided in
                       the Substantial Corporate Changes Section.

PRIVILEGES OF STOCK    No optionee and no beneficiary or other person
OWNERSHIP              claiming under or through such optionee will have any
                       right, title, or interest in or to any shares of
                       Common Stock allocated or reserved under the Plan or
                       subject to any Option except as to such shares of
                       Common Stock, if any, already issued to such optionee.

EFFECT ON OTHER PLANS  Whether exercising an Option causes the optionee to accrue or receive additional benefits under any pension or other plan is governed solely by the terms of such other plan.

LIMITATIONS ON         Notwithstanding any other provisions of the Plan, no
LIABILITY              individual acting as a director, officer, other
                       employee, or agent of the Company will be liable to
                       any optionee, former optionee, spouse, beneficiary, or
                       any other person for any claim, loss, liability, or
                       expense incurred in connection with the Plan, nor will
                       such individual be personally liable because of any
                       contract or other instrument he executes in such other
                       capacity. The Company will indemnify and hold harmless
                       each director, officer, other employee, or agent of
                       the Company to whom any duty or power relating to the
                       administration or interpretation of the Plan has been
                       or will be delegated, against any cost or expense
                       (including attorneys' fees) or liability (including
                       any sum paid in settlement of a claim with the Board's
                       approval) arising out of any act or omission to act
                       concerning this Plan unless arising out of such
                       person's own fraud or bad faith.

NO EMPLOYMENT          Nothing contained in this Plan constitutes an
CONTRACT               employment contract between the Company and the
                       optionees. The Plan does not give any optionee any
                       right to be retained in the Company's employ, nor does
                       it enlarge or diminish the Company's right to end the
                       optionee's employment or other relationship with the
                       Company.

APPLICABLE LAW         The laws of the State of Delaware (other than its
                       choice of law provisions) govern this Plan and its
                       interpretation.

DURATION OF PLAN       Unless the Board extends the Plan's term, the
                       Administrator may not grant after September 14, 2009.
                       The Plan will then terminate but will continue to
                       govern unexercised and unexpired Options.

APPROVAL OF THE PLAN   The Plan must be submitted to Company stockholders for
                       their approval within 12 months before or after the
                       Board adopts the Plan to qualify any Options
                       designated as ISOs for treatment as such. If the
                       stockholders do not so approve the Plan, the Plan and
                       any outstanding ISOs will be treated as void and of no
                       effect.

                 Please Detach and Mail in the Envelope Provided



                PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS OF
                        LUMINANT WORLDWIDE CORPORATION

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
              DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

        The undersigned stockholder(s) of Luminant Worldwide Corporation (the "Company") hereby appoint(s) Messrs. James R. Corey and Thomas G. Bevivino, and each of them singly, as proxies, each with full power of substitution, for and in the name of the undersigned at the Special Meeting of stockholders of the Company to be held on Monday, November 20, 2000, and at any and all adjournments thereof, to vote all common shares of said Company held of record by the undersigned on October 20, 2000, as if the undersigned were present and voting the shares.

                               (SEE REVERSE SIDE)


                                         Please Detach and Mail in the Envelope Provided


/X/ PLEASE MARK YOUR VOTES
    AS IN THIS EXAMPLE.


LUMINANT'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

                                         FOR   AGAINST   ABSTAIN
1.  Approval of Proposed Amendment to    / /     / /       / /
    1999 Long-Term Incentive Plan

                                                                If this card is properly executed, shares will be voted in the manner directed herein by the undersigned.  If no direction is made, shares will be voted FOR Proposal 1, and in accordance with the discretion of the proxies' on such other business that may properly come before the meeting, to the extent permitted by law.






Please sign exactly as name appears to the left. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signatures(s)  Date _________, 2000
